Exhibit 10.12

PRECISION CASTPARTS CORP.

DEFERRED STOCK UNITS

AWARD AGREEMENT

THIS AWARD AGREEMENT (the “Agreement”) is entered into as of              (the “Grant Date”), by and between PRECISION CASTPARTS CORP., an Oregon corporation (the “Company”), and              (the “Director”), an outside director of the Company’s board of directors for the grant of deferred stock units with respect to the Company’s Common Stock (“Common Stock”).

IN CONSIDERATION of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following.

1. Grant of and Terms of Deferred Stock Units. The Company grants to Director under the Company’s 2001 Stock Incentive Plan (the “Plan”)              deferred stock units, subject to the restrictions, terms, and conditions set forth in this Agreement.

(a) Rights under Deferred Stock Units. A deferred stock unit (a “DSU”) represents the unsecured right to require the Company to deliver to Director one share of Common Stock for each DSU. The number of shares of Common Stock deliverable with respect to each DSU is subject to adjustment as determined by the Board of Directors of the Company as to the number and kind of shares of stock deliverable upon any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off, or other change in the corporate structure affecting the Common Stock generally.

(b) Vesting and Delivery Dates. The DSUs issued under this Agreement shall initially be 100% unvested and subject to forfeiture. Subject to this Section 1(b), the DSUs shall become vested as follows:

Vesting Date	Portion of DSUs subject to this Agreement
Immediately after	1/3
Immediately after	Additional 1/3
Immediately after	Additional 1/3

The DSUs shall become vested on the vesting date only if Director continues to be a director of the Company immediately after adjournment of the referenced annual meeting. The delivery date for the DSU shall be the date on which Director ceases to be a director for any reason, including death, resignation or termination of Director’s term without re-election, unless deferred pursuant to Section 1(h).

(c) Acceleration before Vesting Date.

(1) Acceleration on Death or Total Disability. If Director ceases service with the Company by reason of Director’s death or total disability (as defined in Section 6.5-2 of the Plan), all outstanding but unvested DSUs shall become immediately vested. If Director’s delivery date for a DSU has not been deferred pursuant to Section 1(h), the delivery date shall also accelerate, subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

(2) Acceleration on Normal Retirement. If Director terminates service on the Company’s Board of Directors following normal retirement under the Company’s director retirement policy (currently, age 71), all outstanding but unvested DSUs shall become immediately vested. If Director’s delivery date for a DSU has not been deferred pursuant to Section 1(h), the delivery date shall also accelerate, subject to compliance with Section 409A.

(3) Acceleration on Change in Control. If there is a change in control of the Company, all outstanding but unvested DSUs shall become immediately vested. If Director’s delivery date for a DSU has not been deferred pursuant to Section 1(h), the delivery date shall also accelerate. For purposes of this Agreement, a “change in control” of the Company shall be deemed to have occurred if there has been a change in ownership of the Company under (i), a change in effective control of the Company under (ii), or a change in the ownership of a substantial portion of the Company’s assets under (iii):

(i) A change in ownership occurs on the date that any one person or more than one person acting as a group acquires ownership of stock of the Company that, together with stock already held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the Company’s stock.

(1) A change in ownership will not be deemed to occur if, before the person or group acquires additional Company stock, the person or group acquiring Company stock owned, or is treated as owning, more than 50 percent of the total fair market value or total voting power of Company stock.

(2) An increase in the ownership percentage of the person or group as a result of a transaction in which the Company redeems its stock for cash or other property will be treated as an acquisition by the person or group.

(3) Ownership of stock will be determined by applying the rules in Section 318(a) of the Internal Revenue Code and by treating stock underlying a vested option as owned by the individual who holds the vested option, unless the stock to which the option applies is not substantially vested as defined in Treasury regulation section 1.83-3(b) and (j).

(4) Persons will be considered as acting as a group to acquire or hold Company stock or effective control of the Company to the extent provided by applicable regulations or other written guidance published by the Internal Revenue Service.

(ii) A change in effective control of the Company shall occur, regardless whether a change in ownership occurs under (i), on the date that an event described in (1) or (2) occurs, subject to (3).

(1) A change in effective control occurs on the date that any one person or more than one person acting as a group acquires (or has acquired during the 12-month period that ends on the date of the most recent acquisition by such person or group) ownership of Company stock possessing more than 35-percent of the total voting power of the Company’s stock.

(2) A change in effective control also occurs on the date that a majority of the Company’s board of directors is replaced during any 12-month period by directors whose election is not endorsed by a majority of the Company’s board members prior to the date of election or appointment.

(3) A change in effective control will not result from the acquisition of additional control of the company by any person or group that, immediately before such acquisition, owned more than 35 percent of the total voting power of the Company’s stock.

(iii) A change in ownership of a substantial portion of the Company’s assets occurs on the date that any person or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) Company assets with a total gross fair market value equal to 40 percent or more of the total gross fair market value of all of the Company’s assets immediately prior to the acquisition (or series of acquisitions).

(1) Gross fair market value for this purpose means the value of the Company’s assets or the value of the assets being disposed of, without regard to any liabilities associated with such assets.

(2) No change in control occurs solely because the Company transfers assets to an entity controlled by the Company’s shareholders immediately after the transfer.

(3) No change in ownership of the Company’s assets is deemed to occur solely by reason of a transfer of the Company’s assets to any of the following:

(A) A shareholder of the Company (immediately before the asset transfer) in exchange for the Company’s stock.

(B) An entity, half or more of whose total value or voting power is owned by the Company (directly or indirectly).

(C) A person or group that owns (directly or indirectly) 50 percent or more of the value or voting power of all of the Company’s outstanding shares.

(D) An entity, half or more of whose total value or voting power is owned (directly or indirectly) by a person who owns 50 percent or more of the value or voting power of the Company’s outstanding shares.

(d) Forfeiture of DSUs on Other Terminations of Service. If Director terminates service as a director of the Company for any reason that does not result in acceleration of vesting pursuant to Section 1(c), Director shall immediately forfeit all outstanding but unvested DSUs granted pursuant to this Agreement and Director shall have no right to receive the related Common Stock.

(e) Restrictions on Transfer and Delivery on Death. Director may not sell, transfer, assign, pledge, or otherwise encumber or dispose of the DSUs. Director may designate beneficiaries to receive stock if Director dies before the delivery date by so indicating on Exhibit A, which is incorporated into and made a part of this agreement. If Director fails to designate beneficiaries on Exhibit A, the shares will be delivered to Director’s estate.

(f) Reinvestment of Dividend Equivalents. On each date on which the Company pays a dividend on its Common Stock, Director shall receive the benefit on account of the DSUs of the value of such dividend. Not less often than annually, and on a date determined by the Treasurer of the

Company, the value of such dividends will be divided by the closing stock price and the resulting number of additional whole or fractional DSUs will be credited to Director.

(g) Delivery on Delivery Date. As soon as practicable following the delivery date for each DSU, the Company shall deliver a certificate for the number of shares represented by all vested DSUs having a delivery date on the same date, rounded down to the whole share. No fractional shares of Common Stock shall be issued.

(h) Deferral of Delivery Date. Director may elect to defer the delivery date of any DSU by so electing on the attached Exhibit B. If, after execution of this Agreement, Director elects to defer the delivery date or to further defer the delivery date, Director may do so by delivering an election form to the Company following the execution of this agreement at least 12 months before the then scheduled delivery date for the DSUs to which the election applies provided that the deferred delivery date shall be at least five years later than the scheduled delivery date. A first election to defer any DSU shall be ineffective if the undersigned ceases to be a director of the Company 12 months following the date the election is delivered to the Company. If a further election to defer any DSU has been made, a further election shall be ineffective if made less than 12 months before the delivery date designated in the previous election.

2. Other Terms and Conditions.

(a) Director’s Rights as Stockholder. Director shall have no rights as a stockholder with respect to the DSUs or the shares underlying them until the Company delivers the shares to Director on the delivery date.

(b) Amendment; Waiver. Except as provided in Section 2(c), this Agreement may be amended only by the written consent of the Company and Director. No waiver of any provision of this Agreement will be effective unless in writing and signed by the waiving party.

(c) Section 409A. This Agreement is intended to comply with the provisions of Section 409A and shall be interpreted in accordance with Section 409A and Treasury regulations and other interpretive guidance issued thereunder. If the Company at any time determines that this Agreement would cause or may cause any arrangement between the Company and Director to be nonqualified deferred compensation subject to Section 409A, the Company may amend this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines to be necessary or appropriate to (a) allow the arrangement not to be subject to Section 409A, or (b) comply with the requirements of Section 409A.

PRECISION CASTPARTS CORP.

By:
Authorized Officer

, Director

EXHIBIT A

DESIGNATION OF BENEFICIARY

Name                                                                  Social Security Number             -            -

I designate the following person(s) to receive any deferred stock units outstanding upon my death under the Deferred Stock Units Award Agreement with Precision Castparts Corp:

A.	Primary Beneficiary(ies)

Name	Social Security Number - -
Birth Date	Relationship
Address	City State Zip

Name	Social Security Number - -
Birth Date	Relationship
Address	City State Zip

Name	Social Security Number - -
Birth Date	Relationship
Address	City State Zip

If more than one primary beneficiary is named, the units will be divided equally among those primary beneficiaries who survive the undersigned.

B.	Secondary Beneficiary(ies)

In the event no Primary Beneficiary is living at the time of my death, I designate the following the person(s) as my beneficiary(ies):

Name	Social Security Number - -
Birth Date	Relationship
Address	City State Zip

Name	Social Security Number - -
Birth Date	Relationship
Address	City State Zip

Name	Social Security Number - -
Birth Date	Relationship
Address	City State Zip

If more than one Secondary Beneficiary is named, the units will be divided equally among those Secondary beneficiaries who survive the undersigned.

This designation revokes and replaces all prior designations of beneficiaries under the Deferred Stock Units Award Agreement.

Date signed: , 20
Signature

EXHIBIT B

DEFERRAL ELECTION

Name	Social Security Number - -

I elect to defer the delivery of deferred stock units (“DSUs”) granted pursuant to my Deferred Stock Unit Award Agreement with Precision Castparts Corp. (“PCC”) past the date I cease to be a member of the Board of Directors of PCC for any reason, including death, resignation or termination of my term as a director without re-election, as follows:

DSUs covered by this election:

Deferred delivery date:                     , 2

The DSUs described above shall be delivered to the undersigned on the earliest of the following:

•    The deferred delivery date designated above.

•    20 years after the date the undersigned ceases to be a director of PCC for any reason, including death, resignation or termination of the undersigned’s term as a director without re-election.

•    Within 30 days following the date the undersigned ceases to be a director of PCC for any reason, including death, resignation or termination of the undersigned’s term as a director without re-election, if such date occurs within 24 months of a Change in Control of PCC as defined in Section 1(c)(3) of the Deferred Stock Unit Award Agreement.

If no prior election to defer the DSUs covered by this Deferral Election has been made, this Deferral Election shall be ineffective if the undersigned ceases to be a director of PCC within 12 months following the date PCC receives it. If a prior election to defer such DSUs has been made, this Deferral Election shall be ineffective if made less than 12 months before the previously designated delivery date.

_______________________________________
Signature

Date signed , 20